As filed with the Securities and Exchange Commission on July __, 2003

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                        --------------------------------
                              SYNERGX SYSTEMS INC.
                             (f/k/a FIRETECTOR INC.)
             (Exact name of registrant as specified in its charter)

         Delaware                                      11-2941299
 (State or other jurisdiction of        (I.R.S. Employer Identification
incorporation or organization)                       Number)
                         ------------------------------
                               209 Lafayette Drive
                                Syosset, NY 11791
                                 (516) 433-4700
                    (Address of Principal Executive Office)

                      1997 Non-Qualified Stock Option Plan
                   ---------------------------------------------
                            (Full Title of the Plan)

                                JOHN A. POSERINA
                            CHIEF FINANCIAL OFFICER
                               209 Lafayette Drive
                                Syosset, NY 11791
                                 (516) 433-4700

               (Name, Address, including zip code, and telephone,
                   including area code, of Agent for Service)

                       Copies to: DENNIS P. McCONNELL, ESQ.
                          DOLGENOS NEWMAN & CRONIN LLP
                            NEW YORK, NEW YORK 10012
                                 (212) 925-2800

                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------
                                          Proposed     Proposed
                                          Maximum      Maximum
Title of Each Class       Amount to Be    Offering     Aggregate     Amount of
of Securities to be        Registered(1)  Price Per    Offering   Registration
   Registered                             Share(2)     Price           Fee(3)

Common Stock                133,582        $0.50       $  66,791      $  5.40
Common Stock                 70,000        $0.5625        39,375      $  3.19
Common Stock                201,303        $6.00      $1,207,818      $ 97.71
                            --------                  ----------       ------
Total                       404,885                   $1,313,984      $106.30
------------------------------------------------------------------------------
(1) The aggregate number of shares issuable under the 1997 Non-Qualified Stock Option Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) under the Securities Act, based upon the exercise price of the employee options granted to date or the average of the closing bid and ask prices of the common stock reported on July 14, 2003 on the Nasdaq Small Cap Market System.

(3) Computed in accordance with Section 6(b) of the Securities Act, by multiplying 0.0000809 by the proposed maximum aggregate offering price.

                    INFORMATION REQUIRED IN THE SECTION 10(a)
                                   PROSPECTUS


Documents containing information specified in Part I of Form S-8 will be sent or given to eligible employees as required by Rule 428(b)(1). Such documents and documents incorporated by reference in this Registration Statement pursuant to
Item 3 of Part II, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended. All such documents will be dated and maintained in a "prospectus file" as required by Rule 428(a) and will contain the following legend in a conspicuous place as directed by Rule 428(b)(1):

     This document (or specifically designated portions of this document) constitutes (constitute) part of a prospectus covering securities that have been registered under the Securities Act of 1933.


                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3: INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by Synergx Systems Inc. (the "Registrant") with the Commission are incorporated in and made a part of this Registration Statement by reference, except to the extent that any statement or information therein is modified, superseded or replaced by a statement or information contained in another subsequently filed document incorporated herein by reference: (1) the Registrant's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2002; (2) the Registrant's Quarterly Reports on Form 10-QSB for the quarters ending December 31, 2002, and March 31, 2003; and (3) from the date of filing of such documents, all documents filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold.

ITEM 4: DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5: INTEREST OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6:  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the Delaware General Corporation Law, a corporation has the power to indemnify any person who is made a party to any civil, criminal, administrative or investigative proceeding, other than an action by or in the right of the corporation, by reason of the fact that such person was a director, officer, employee or agent of the corporation, against expenses, including reasonable attorneys' fees, judgments, fines and amounts paid in settlement of any such actions; provided, however, in any criminal proceeding, the indemnified person shall have had no reason to believe the conduct was committed was unlawful.

In addition, the Registrant's by-laws provide that the Registrant will indemnify the directors and officers from claims, liabilities, damages, expenses, losses, costs, penalties or amounts paid in settlement incurred by any director or officer arising out of his capacity as a director or officer of the Registrant to the maximum extent provided by applicable law.


ITEM 7:           EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8:           EXHIBITS

Exhibit No.

5.1  Opinion of Dolgenos Newman & Cronin LLP

23.1 Consent of Marcum & Kliegman, LLP

23.2 Consent of Dolgenos Newman & Cronin LLP (Included in Exhibit 5.1)

24.1 Power of Attorney (Included on the Signature Page)



ITEM 9:  UNDERTAKINGS

The undersigned Company hereby undertakes:

(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration
Statement:

     (i) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended (the "1933 Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                               SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of New York, on July 22, 2003.

                              SYNERGX SYSTEMS INC.

                      By:   /s/ DANIEL S. TAMKIN
                            ----------------------------------------
                            Daniel S. Tamkin
                            Chairman and Chief Executive Officer


     POWERS OF ATTORNEY Each person whose signature appears below hereby appoints Daniel S. Tamkin and John A. Poserina and each of them severally, acting alone and without the other, his true and lawful attorney-in-fact with authority to execute in the name of each such person, and to file with the SEC, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, necessary or advisable to enable the registrant to comply with the Securities Act and any rules, regulations and requirements of the SEC in respect thereof, which amendments may make such changes in this Registration Statement as the aforesaid attorney-in-fact deems appropriate.


     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ DANIEL S. TAMKIN                                            July 22, 2003
--------------------------------------
Daniel S. Tamkin
Chairman and Chief Executive Officer
(Principal Executive Officer)


/s/ JOSEPH VITALE                                               July 22, 2003
------------------------------
Joseph Vitale, Director

/s/ JOHN A. POSERINA                                            July 22, 2003
------------------------------
John A. Poserina, Chief Financial Officer,
(Principal Financial Officer and Principal
Accounting Officer), Director

/s/ HENRY SCHNURBACH                                            July  22, 2003
------------------------------
Henry Schnurbach, Director

/s/ DENNIS P. McCONNELL                                         July 22 , 2003
------------------------------
Dennis P. McConnell, Director

/s/ MARK LITWIN                                                 July  22, 2003
------------------------------
Mark Litwin, Director

                                                                July  , 2003
------------------------------
J. Ian Dalrymple, Director

                                  EXHIBIT INDEX

Exhibit No.


5.1      Opinion of Dolgenos Newman & Cronin LLP re legality


23.1     Consent of Marcum & Kliegman, LLP


23.2 Consent of Dolgenos Newman & Cronin LLP (contained in the opinion filed as Exhibit 5.1)

EXHIBIT 5.1

                          Dolgenos Newman & Cronin LLP
                -------------------------------------------------

                     96 Spring Street, New York, N.Y. 10012
                        Tel 212-925-2800 Fax 212-925-0690


                                                                   July 18, 2003

Synergx Systems Inc.
209 Lafayette Drive
Syosset, NY 11791

         Re:      1997 Non-Qualified Stock Option Plan

Gentlemen:

We have acted as counsel to Synergx Systems Inc. (the "Company") in connection with the registration with the Securities and Exchange Commission on Form S-8 of shares of the Company's common stock, par value $0.001 (the "Shares"), which may be issued in connection with the above-referenced plan (the "Plan"). In connection with that registration, we have reviewed the proceedings of the Board of Directors of the Company relating to the registration and proposed issuance of the Shares, the Certificate of Incorporation of the Company and all amendments thereto, the Bylaws of the Company and all amendments thereto, and such other documents and matters as we have deemed necessary to the rendering of the following opinion.

     Based upon that review, it is our opinion that the Shares when issued in conformance with the terms and conditions of the Plan, will be legally issued, fully paid and nonassessable under the Delaware General Corporation Law.

     We consent to the use of this opinion in the registration statement filed with the Securities and Exchange Commission in connection with the registration of the Shares.

                                        Very truly yours,

                                        DOLGENOS NEWMAN & CRONIN LLP

                                        By   /s/   Dennis P. McConnell

EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS




               Consent of Independent Auditors



We hereby consent to the incorporation by reference in the this Registration Statement filed on Form S-8 of our report dated December 6, 2002, relating to the consolidated financial statements of Synergx Systems Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended September 30, 2002.


Marcum & Kliegman LLP
New York, New York
July 21, 2003